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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  April 27, 1998
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                         CenterPoint Properties Trust
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             (Exact name of registrant as specified in its charter)

         Maryland                      1-12630                 36-3910279
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(State or other jurisdiction       Commission File         (I.R.S. Employer
    of incorporation)                  Number             Identification No.)

                 401 N. Michigan Avenue, Chicago, Illinois 60611
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                     (Address of principal executive offices)

       Registrant's telephone number, including area code (312) 346-5600
                                                          --------------


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS.

     On April 27, 1998, the Board of Trustees of CenterPoint Properties Trust (the "Company") adopted the Fifth Amendment to the Company's 1993 Stock
Option Plan (the "Plan"). The Fifth Amendment amends the Plan to provide that the option price for all options granted under the Plan must be at least fair market value at the time the option is granted. The Plan previously allowed the Option Committee of the Board to issue incentive stock options with an option price of at least fair market value and non-qualified options with an option price to be determined by the Option Committee of the Board, in its discretion. The Board has adopted the Fifth Amendment to formalize the Board's existing policy of issuing all options, whether incentive stock options or non-qualified stock options, at not less than fair market value. The Fifth Amendment, due to the nature of the amendment, does not require shareholder approval under the terms of the Plan and is effective immediately.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits

          10.54  Fifth Amendment to CenterPoint Properties 1993 Stock Option
                 Plan.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       CENTERPOINT PROPERTIES TRUST
                                       (Registrant)


Dated:  April 28, 1998              By:  /s/ John S. Gates, Jr.
                                         -------------------------------------
                                           John S. Gates, Jr.
                                           President,
                                           Chief Executive Officer, and
                                           Trustee